                                                                    Exhibit 25.1
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          __________________________
                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                           __________________________
                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2)    ____
                          __________________________
                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                    New York                                 13-5459866
        (Jurisdiction of incorporation                    (I.R.S. Employer
         if not a U.S. national bank)                    Identification No.)

              114 West 47th Street                              10036
               New York, New York                             (Zip Code)
              (Address of principal
               executive offices)

                          __________________________
                            CARLISLE PLASTICS, INC.
              (Exact name of OBLIGOR as specified in its charter)

                    Delaware                                   04-2891825
         (State or other jurisdiction of                    (I.R.S. Employer
          incorporation or organization)                   Identification No.)

                 One Union Street                                  02108
              Boston, Massachusetts                              (Zip Code)
     (Address of principal executive offices)

                          __________________________
                                POLY-TECH, INC.
             (Exact name of GUARANTOR as specified in its charter)

                    Minnesota                                    41-1503086
         (State or other jurisdiction of                      (I.R.S. Employer
          incorporation or organization)                     Identification No.)

                 One Union Street                                    02108
               Boston, Massachusetts                               (Zip Code)
     (Address of principal executive offices)

                          __________________________
                         10-1/4% Senior Notes due 1997
                      (Title of the indenture securities)

================================================================================

                                    GENERAL


1.       General Information

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                 Federal Reserve Bank of New York (2nd District), New York, New
                          York (Board of Governors of the Federal Reserve
                          System).
                 Federal Deposit Insurance Corporation, Washington, D.C.
                 New York State Banking Department, Albany, New York

         (b)     Whether it is authorized to exercise corporate trust powers.

                        The trustee is authorized to exercise corporate trust powers.


2.       Affiliations with the Obligor

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.


3.       Voting Securities of the Trustee

         2,999,020 shares of Common Stock - par value $5 per share


4.       Trusteeships under Other Indentures

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such indenture. Carlisle Plastics, Inc. 10-1/4% Senior Notes due 1997

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                 Section 310(b)(1) of the Act arises as a result of the trusteeship under any such indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

4.       Trusteeships under Other Indentures
         (cont'd)


                 The fact relied upon as a basis that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of a trusteeship under the indenture dated as of June 1, 1992, as supplemented (the "other indenture"), under which the 10-1/4% Senior Notes due 1997 were issued and under the indenture under which Carlisle Plastics Inc. 10-1/4% Senior Notes due 1997 (the "indenture to be qualified") will be issued is that the indenture to be qualified and the other indenture are wholly unsecured. The securities to be issued under the indenture to be qualified will rank equally as to the right of payment with the other indenture.


5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters

         Not applicable.


6.       Voting Securities of the Trustee Owned by the Obligor or its Officials

         Not applicable.


7.       Voting Securities of the Trustee Owned by Underwriters or their
         Officials

         Not applicable.


8.       Securities of the Obligor Owned or Held by the Trustee

         Not applicable.


9.       Securities of Underwriters Owned or Held by the Trustee

         Not applicable.


10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Securities Holders of the Obligor

         Not applicable.

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor

         Not applicable.


12.      Indebtedness of the Obligor to the Trustee

         Not applicable.


13.      Defaults by the Obligor

         Not applicable.


14.      Affiliations with the Underwriters

         Not applicable.


15.      Foreign Trustee

         Not applicable.


16.      List of Exhibits

         T-1.1   --       "Chapter 204, Laws of 1853, An Act to Incorporate the
                          United States Trust Company of New York, as Amended", is incorporated by reference to Exhibit T-1.1 to Form
                          T-1 filed on September 20, 1991 with the Securities and Exchange Commission (the "Commission") pursuant to the Trust Indenture Act of 1939 (Registration No.
                          2221291).


         T-1.2   --       The trustee was organized by a special act of the New
                          York Legislature in 1853 prior to the time that the New York Banking Law was revised to require a Certificate of authority to commence business.
                          Accordingly, under New York Banking Law, the Charter
                          (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.


         T-1.3   --       The authorization of the trustee to exercise
                          corporate trust powers is contained in the Charter
                          (Exhibit T- 1.1).

16.      List of Exhibits
         (cont'd)


         T-1.4   --       The By-laws of the United States Trust Company of New
                          York, as amended to date, are incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 20, 1991 with the Commission pursuant to the Trust Indenture Act of 1939 (Registration No.
                          2221291).


         T-1.6   --       The consent of the trustee required by Section 321(b)
                          of the Trust Indenture Act of 1939.


         T-1.7   --       A copy of the latest report of condition of the
                          trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE


As of November 29, 1994, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.



                           ________________________



Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 29th day of November 1994.


UNITED STATES TRUST COMPANY OF
      NEW YORK, Trustee



By: /s/ Patricia Stermer
    ------------------------
    Patricia Stermer
    Assistant Vice President

                                                                   Exhibit T-1.6


             The consent of the trustee required by Section 321(b)
                                  of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                                    New York
                                   NY  10036


March 19, 1992


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,

UNITED STATES TRUST COMPANY
       OF NEW YORK



By: /s/ Gerald F. Ganey
    ---------------------
    Gerard F. Ganey
    Senior Vice President

                                                                   EXHIBIT T-1.7

                      Consolidated Report of Condition of
                              UNITED STATES TRUST
                              COMPANY OF NEW YORK
              and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business June 30, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                                  DOLLAR AMOUNTS
                                                                ASSETS                             IN THOUSANDS
Cash and balances due from depository institutions:
    a.    Noninterest bearing balances
          and currency and coin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  356,398
    b.    Interest bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         70,000
Securities      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,469,445
Federal funds sold and securities purchased under
    agreements to resell in domestic offices of the
    bank and of its Edge and Agreement subsidiaries,
    and in IBF's:
    a.    Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         24,448
    b.    Securities purchased under
          agreements to resell  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              0
Loans and lease financing receivables:
    a.    Loans and leases, net of
          unearned income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,392,864
    b.    LESS: Allowance for loan and
          lease losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12,619
    c.    Loans and leases, net of unearned income,
          allowance and reserve:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,380,245
Premises and fixed assets (including capitalized
    leases)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         95,900
Other real estate owned:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11,418
Investments in unconsolidated subsidiaries and
    associated companies:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            581
Intangible assets:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,854
Other assets: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        123,230
                                                                                                    ----------
TOTAL ASSETS: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $3,533,519
                                                                                                    ==========

                                               LIABILITIES


Deposits:
    a.    In domestic offices:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $2,032,684
          (1)   Non interest bearing: . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        898,457
          (2)   Interest bearing: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,134,227
    b.    In foreign offices, Edge and Agreement
          subsidiaries, and IBF's:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7,611
          (1)   Interest bearing: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7,611
Federal funds purchased and securities sold under
    agreements to repurchase in domestic offices of
    the bank and of its Edge and Agreement
    subsidiaries, and in IBF's:
          a.    Federal funds purchased:  . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,148,301
          b.    Securities sold under agreements
                to repurchase:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8,099
Demand notes issued to the U.S. Treasury: . . . . . . . . . . . . . . . . . . . . . . . . . . .          2,000
Other Borrowed Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         35,035
Mortgage indebtedness and obligations under
    capitalized leases:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,243
Subordinated notes and debentures:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12,453
Other liabilities:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         84,934
                                                                                                    ----------
TOTAL LIABILITIES:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $3,332,360
                                                                                                    ==========

                                               EQUITY CAPITAL

Common Stock:     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $   14,995
Surplus:          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         41,500
Undivided profits and capital reserves: . . . . . . . . . . . . . . . . . . . . . . . . . . . .        148,014
Net unrealized holding gains (losses) on
    available-for-sale securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (3,350)
                                                                                                    ----------
TOTAL EQUITY CAPITAL: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  201,159
                                                                                                    ==========
TOTAL LIABILITY AND EQUITY CAPITAL: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $3,533,519
                                                                                                    ==========

I, Daniel M. Clavin, Senior Vice President of the above-named bank do hereby declare that this report of condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                  /s/ Daniel M. Clavin, SVP
                                  --------------------------
                                  September 30, 1994

We, the undersigned trustees, attest the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


By: /s/ H. MARSHALL SCHWARZ
    ---------------------------
    H. MARSHALL SCHWARZ, TRUSTEE


By: /s/ JEFFREY S. MAURER
    ---------------------------
    JEFFREY S. MAURER, TRUSTEE


By: /s/ FREDERICK S. WONHAM
    ----------------------------
    FREDERICK S. WONHAM, TRUSTEE